                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 11


EARNINGS PER SHARE

(Amounts in thousands, except per share data)

                                                                         Six Months Ended
                                                                   ------------------------------
The factors used in the earnings per share computation follow.     June 30, 2004    June 30, 2003
                                                                   -------------    -------------
Basic
   Net income ......................................                $     1,030      $       825
                                                                    -----------      -----------
   Weighted average common share outstanding .......                  1,899,504        1,876,210
                                                                    -----------      -----------
   Basic earnings per common share .................                $      0.54      $      0.44
                                                                    ===========      ===========
Diluted
   Net income ......................................                $     1,030      $       825
                                                                    -----------      -----------
   Weighted average common shares outstanding
     for basic earnings per common share ...........                  1,899,504        1,876,210

   Add:  Dilutive effects of assumed exercises
     of stock options ..............................                     18,435           37,260
                                                                    -----------      -----------
   Average share and dilutive potential common share                  1,917,939        1,913,470
                                                                    ===========      ===========
Diluted earnings per common share ..................                $      0.54      $      0.43
                                                                    ===========      ===========

(Amounts in thousands, except per share data)

                                                                       Three Months Ended
                                                                   ------------------------------
The factors used in the earnings per share computation follow.     June 30, 2004    June 30, 2003
                                                                   -------------    -------------
Basic
   Net income ......................................                $       547      $       498
                                                                    -----------      -----------
   Weighted average common share outstanding .......                  1,905,428        1,878,141
                                                                    -----------      -----------
   Basic earnings per common share .................                $      0.29      $      0.27
                                                                    ===========      ===========

Diluted
   Net income ......................................                $       547      $       498
                                                                    ===========      ===========
   Weighted average common shares outstanding
     for basic earnings per common share ...........                  1,905,428        1,878,141

   Add:  Dilutive effects of assumed exercises
     of stock options ..............................                     18,435           37,260
                                                                    -----------      -----------
   Average share and dilutive potential common share                  1,923,863        1,915,401
                                                                    ===========      ===========
Diluted earnings per common share ..................                $      0.28      $      0.26
                                                                    ===========      ===========